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                                       November 11, 1996







Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida  33178-2428

                          Registration Statement on Form S-3
                            Registration No. 333-13997

Dear Sirs:

         In connection with the above captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Carnival Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth.

         In this regard, we have reviewed copies of the Registration Statement (including the exhibits and amendments thereto) and the United States and international prospectuses (the "Prospectuses") relating to concurrent United States and international offerings of an aggregate of 20,300,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and the option to purchase up to 3,045,000 shares of Class A Common Stock. We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or


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Carnival Corporation                                                           2

other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the section entitled "Taxation" (other than the subsection encaptioned "Other
Jurisdictions," as to which we express no opinion) in each of the Prospectuses contains an accurate general description, under currently applicable law, of the principal United States Federal income tax considerations that apply to the Company's Class A Common Stock.

         We are members of the Bar of the State of New York and we do not purport to be experts in the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States.

         We consent to the use of this opinion as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act, and to the reference to our name under the caption "Validity of Securities" in the Prospectus included in the Registration Statement, or any amendment pursuant to Rule 462 under the Act. In giving this consent we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                             Very truly yours,

                   /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON